Exhibit 3.1


                       RESTATED ARTICLES OF INCORPORATION


                                  ARTICLE ONE

          Henley Merger Corp., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision hereof.

                                  ARTICLE TWO

          The articles of incorporation of the corporation are amended by the restated articles of incorporation as follows:

          Article I, Section 3(e) of Article IV,  Section 6(c) of
          Article IV, and Article VIII of the Articles of Incorporation of the Corporation in effect on the date hereof are hereby deleted in their entirety and replaced  by Article  I,  Section  3(e) of Article  IV,
          Section 6(c) of Article IV, and Article VIII of the Restated Articles of Incorporation as hereinafter set forth.

                                 ARTICLE THREE

          Each such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the corporation on the 1st day of December, 1989.

                                  ARTICLE FOUR

          The number of shares outstanding at the time of such adoption was 1,000, and the number of shares entitled to vote on the restated articles of incorporation as so amended was 1,000, the holders of all of which have signed a written consent to the adoption of such restated articles of incorporation as so amended.

                                  ARTICLE FIVE

          The articles of incorporation and all amendments and supplements thereto are hereby superseded by the restated articles of incorporation set forth on Exhibit A attached hereto which accurately copy the entire text thereof and as amended as above set forth.


                                                HENLEY MERGER CORP.


                                                By:  /s/ Ken Davidson
                                                Printed Name:  Ken Davidson
                                                Title:  President

                                   EXHIBIT A
                                   ---------

                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                           HENLEY INTERNATIONAL, INC.


          Under the Texas Business Corporation Act, Henley International, Inc. (the "Corporation") does hereby adopt the following Articles of Incorporation for the Corporation:

                                   ARTICLE I
                                      Name
                                      ----

          The name of the Corporation is Henley International, Inc.

                                   ARTICLE II
                                    Duration
                                    --------

          The period of the duration of the Corporation is perpetual.

                                  ARTICLE III
                               Purpose and Powers
                               ------------------

          The purpose or purposes for which the Corporation is organized are:

          To  transact  any and all  lawful  business  for  which
          corporations  may  be  incorporated   under  the  Texas
          Business Corporation Act (the "Act").

                                   ARTICLE IV
                                 Capital Stock
                                 -------------

          Section 1. AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have authority to issue is 30,000,000, divided into classes as follows: (i) 10,000,000 shares of Preferred Stock, $1.00 par value each (hereinafter referred to as "Preferred Stock"), and (ii) 20,000,000 shares of Common Stock, $0.001 par value each (hereinafter referred to as "Common Stock").

          Section 2. PREFERRED STOCK. The Preferred Stock shall have the preferences, limitations, and relative rights as shall be established by the Board of Directors by a resolution or resolutions adopted in compliance with
Article 2.13(B) of the Act, and may be issued in one or more series pursuant to Section (IV)(3) hereof.

          Section 3. DESIGNATION OF SERIES. Series of Preferred Stock may be established from time to time of any number of the shares of authorized Preferred Stock pursuant to any resolution or resolutions adopted by the Board of Directors of the Corporation which establishes a distinctive serial designation and fixes the relative rights and preference thereof and otherwise satisfies the requirements of Article 2.13(B) of the Act.

          The relative rights and preferences of Preferred Stock may vary between any series established by the Board of Directors in any and all respects, including (by way of illustration but not by way of limitation) differences in any of the following respects between the characteristics of the series being established and the relative rights and preferences of any other series or class of stock of the Corporation:

     (a)  Voting rights;

     (b) The price at and the terms and conditions on which shares may be redeemed;

     (c) The rate, preferences, and priorities of any distributions from the Corporation payable with respect to shares and the dates, terms, and other conditions on which such distributions shall be payable and whether such distributions are cumulative, noncumulative, or partially cumulative;

     (d)  Rights  upon  the   dissolution  or   liquidation   of,  or  upon  any
          distribution of the assets of, the Corporation;

     (e) The terms and conditions on which shares may be converted into shares of any other class, classes or series of stock of the Corporation;

     (f) The right to participate in the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares; and

     (g) The benefit of conditions or restrictions upon (i) the incurrance by the Corporation or any subsidiary of any indebtedness (ii) the issuance of any additional stock (including additional shares of such series or of any other series) or (iii) the payment of distributions or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation.

          Section 4. INCREASE OR DECREASE IN SHARES OF A SERIES. Except where otherwise provided by the Board of Directors of the Corporation at the time of the designation of a series, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by a resolution or resolutions adopted by the Board of Directors of the Corporation.

          Section 5. REISSUANCE OF SHARES OF PREFERRED STOCK. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise), purchased or otherwise acquired by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of the series of which they were originally a part or may be reclassified or reissued as part of any other series of Preferred Stock, all subject to the conditions or restrictions adopted by the Board of Directors of the Corporation when establishing the series of Preferred Stock.

          Section 6. COMMON STOCK. The Common Stock shall have the following preferences, limitations, and relative rights:

     (a) Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the shareholders of the Corporation on any proposition before such meetings.

     (b) Subject to the rights of the holders of any Preferred Stock or any series thereof, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, distributions payable in cash, stock or otherwise.

     (c) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts, if any, to which they respectively shall be entitled in preference to the holders of the Common Stock, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of Common Stock, to the exclusion of the holders of the Preferred Stock other than holders of Preferred Stock who are expressly entitled to participate in the distribution of the net assets of the
          Corporation remaining after the distribution to holders of the Preferred Stock which are in preference to the rights of the holders of the Common Stock.

                                   ARTICLE V
                  Initial Consideration for Issuance of Shares
                  --------------------------------------------

          The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                   ARTICLE VI
                       Initial Registered Office and Agent
                      -----------------------------------

          The street address of the initial registered office of the Corporation is Nine Greenway Plaza, Suite 1717, Houston, Texas 77046, and the name of its initial registered agent at such address is J. Randolph Ewing.

                                  ARTICLE VII
                               Board of Directors
                               ------------------

          The initial Board of Directors of the Corporation consists of six (6) directors, and the names and addresses of the persons to serve as the directors of the Corporation until the first annual meeting of shareholders or until their successors are elected and qualified are:

           NAME                                 ADDRESS
           ----                                 -------

           Roy M. Borrell, M.D.                 2703 Highland Court
                                                Sugar Land, Texas 77478

           Kenneth W. Davidson                  104 Industrial Boulevard
                                                Sugar Land, Texas 77478

           Peter Dorflinger                     4000 Technology Drive
                                                Angleton, Texas 77515

           Ernest J. Henley                     104 Industrial Boulevard
                                                Sugar Land, Texas 77478

           Henk Wafelman                        Enraf-Nonius
                                                Rontgenweg
                                                P.O. Box 483
                                                2600 al delft
                                                Route 0302
                                                Holland

           Richard O. Martin                    4000 Technology Drive
                                                Angleton, Texas 77515

The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

                                  ARTICLE VIII
                    Voting; Cumulative Voting Denied; Quorum
                    ----------------------------------------

          No shareholder shall have the right to cumulate his votes for the election of directors, but each share of the Common Stock shall be entitled to one vote in the election of each director and for all other purposes. Holders of Preferred Stock shall not be entitled to vote on any matter unless otherwise specifically required by law or provided for pursuant to the resolution establishing the preferences, limitations, and relative rights of the Preferred Stock. With respect to any matter which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on such matter, rather than the affirmative vote otherwise required by the Act. Any action required to be taken or which may be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if a written consent setting forth the action so taken shall be signed by those shareholders holding the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. A quorum shall be present at a meeting of shareholders if the holders of one-third (1/3) of the shares entitled to vote are represented at a meeting in person or by proxy.

                                   ARTICLE IX
                          Denial of Preemptive Rights
                          ---------------------------

          No shareholder of the Corporation or any other person shall have any preemptive right whatsoever to acquire additional, unissued, or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares or other securities of the Corporation.

                                   ARTICLE X
                                     Bylaws
                                     ------

          The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws shall be exclusively vested in the Board of Directors.

                                   ARTICLE XI
                            Limitation of Liability
                            -----------------------

          A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission made by the director in the director's capacity as a director, except for the following:

          (A) a breach of the director's duty of loyalty to the Corporation or its shareholders;

          (B) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

          (C) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office;

          (D) an act or omission for which the liability of the director is expressly provided by statute; or

          (E) an act related to an unlawful stock repurchase or payment of dividend.

          Any repeal or amendment of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director shall not be liable pursuant to the provisions of this Article XI, a director shall not be liable to the fullest extent permitted by any provision of the statutes of Texas hereafter enacted that further limits the liability of a director.

                                  ARTICLE XII
                                  Incorporator
                                  ------------

          The name and address of the incorporator is as follows:

          NAME                                 ADDRESS
          ----                                 -------
          Casey W. Doherty                     Nine Greenway Plaza
          Suite 1717
          Houston, Texas 77046

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 13th day of December, 1989.

                                       HENLEY INTERNATIONAL, INC.,
                                       formerly known as Henley Merger Corp.


                                        By:  /s/ Kenneth W. Davidson
                                             ----------------------------------
                                             Kenneth W. Davidson
                                             President

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                             OF A PROFIT CORPORATION
                      PURSUANT TO THE TBCA, ARTICLE 2.10-1

          1. The name of the Corporation is HENLEY INTERNATIONAL, INC., Charter No. 1132478.

          2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas before filing this statement is Eleven Greenway Plaza, Suite 1300, Houston, Texas 77046.

          3. The address, including street and number, to which its registered office is to be changed is Nine Greenway Plaza, Suite 3100, Houston, Texas 77046.

          4. Notice of this change of address has been given to said corporation in writing at least ten days prior to such filing.

                                    /s/ J. RANDOLPH EWING
                                    ----------------------------------------
                                    J. RANDOLPH EWING,
                                    Registered Agent

                             ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                           HENLEY INTERNATIONAL, INC.

                                   * * * * *

          PURSUANT to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

          The name of the Corporation is Henley International, Inc.

                                   ARTICLE TWO

          The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on March 4, 1993:

          ARTICLE  I  of  the   Articles  of   Incorporation   of  the
          Corporation  is amended in its entirety so that, as amended,
          ARTICLE I shall be and read as follows:

                              "ARTICLE I
                              ----------

               The  name  of  the   Corporation   is  MAXXIM
               MEDICAL, INC."

                                  ARTICLE THREE

          The number of shares of the Corporation outstanding at the time of such adoption was 5,431,257 shares of common stock, $.001 par value per share ("Common Stock"), and the number of shares entitled to vote thereon was 5,431,257 shares of Common Stock.

                                  ARTICLE FOUR

          The number of shares of Common Stock voted for such amendment was 3,623,513; and the number of shares of Common Stock voting against such amendment was 26,197.

                                  ARTICLE FIVE

          This amendment does not provide for a reclassification of issued shares of the Corporation's capital stock.

                                   ARTICLE SIX

          This amendment effects no change in the amount of stated capital of the Corporation.

          DATED: March 4, 1993.

                                        HENLEY INTERNATIONAL, INC.


                                        By: /s/ Kenneth W. Davidson
                                            ------------------------------------
                                            Kenneth W. Davidson, President

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                              MAXXIM MEDICAL, INC.

                                   * * * * *

          PURSUANT to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") adopted the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

          The name of the Corporation is Maxxim Medical, Inc.

                                   ARTICLE TWO

          The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on March 15, 1996:

          SECTION 1 of ARTICLE IV of the Articles of Incorporation of the Corporation is amended in its entirety so that, as amended, SECTION 1 of ARTICLE IV shall be and read as follows:

                                  "ARTICLE IV
                                 Capital Stock
                                 -------------


               Section 1. AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000, divided into classes as follows: (i) 10,000,000 shares of Preferred Stock, $1.00 par value each (hereinafter referred to as "Preferred Stock"), and (ii) 40,000,000 shares of Common Stock, $0.001 par value each (hereinafter referred to as "Common Stock")."

                                 ARTICLE THREE

          The number of shares of the Corporation outstanding at the time of such adoption was 8,069,847 shares of common stock, $0.001 par value per share ("Common Stock"), and the number of shares entitled to vote thereon was 8,069,847 shares of Common Stock.

                                  ARTICLE FOUR

          The number of shares of Common Stock voted for such amendment was 7,004,397; and the number of shares of Common Stock voting against such amendment was 215,776.

                                  ARTICLE FIVE

          This amendment does not provide for a reclassification or exchange of issued shares of the Corporation's capital stock.

                                  ARTICLE SIX

          This amendment effects no change in the amount of stated capital of the Corporation.

          DATED: March 15, 1996.

                                    MAXXIM MEDICAL, INC.


                                    By: /s/ Kenneth Davidson
                                        ----------------------------------------
                                        Kenneth Davidson, Chairman of the Board,
                                        President and Chief Executive Officer

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                              MAXXIM MEDICAL, INC.

                                   * * * * *

          PURSUANT to the provisions of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") has adopted the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

     The name of the Corporation is Maxxim Medical, Inc.

                                   ARTICLE TWO

          The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on January 19, 2001:

     SECTION 1 of ARTICLE IV of the Articles of Incorporation of the Corporation is amended in its entirety so that, as amended,
     SECTION 1 of ARTICLE IV shall be and read as follows:

          Section 1. AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000, divided into classes as follows: (i) 10,000,000 shares of Preferred Stock, $l.00 par value each (hereinafter referred to as
          "Preferred Stock"), and (ii) 50,000,000 shares of Common Stock, $0.001 par value each (hereinafter referred to as "Common Stock").

                                  ARTICLE THREE

          The number of shares of the Corporation outstanding at the time of such adoption was 30,165,161 shares of common stock, $0.001 par value each ("Common Stock"), and the number of shares entitled to vote thereon was 30,165,161 shares of Common Stock. There were no shares of preferred stock or any other class or series of capital stock, other than Common Stock, outstanding at the time of such adoption and no shares other than the Common Stock were entitled to vote on such amendment.

                                  ARTICLE FOUR

          The number of shares of Common Stock voted for such amendment was 25,224,285; and the number of shares of Common Stock voting against such amendment was zero.

                                  ARTICLE FIVE

          This amendment does not provide for a reclassification or exchange of issued shares of the Corporation's capital stock.

DATED:   2-8, 2001

                                          MAXXIM MEDICAL, INC.


                                          By: /s/ Akbar Naderi
                                              ----------------------------------
                                              Akbar Naderi
                                              Vice Chairman and President

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                              MAXXIM MEDICAL, INC.

                                    * * * * *


          PURSUANT to the provisions of the Texas Business Corporation Act, the undersigned corporation (the "Corporation") has adopted the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

     The name of the Corporation is Maxxim Medical, Inc.

                                   ARTICLE TWO

          The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on November 29, 2001:

     SECTION 1 of ARTICLE IV of the Articles of Incorporation of the Corporation is amended in its entirety so that, as amended, SECTION 1 of ARTICLE IV shall be and read as follows:

        Section 1. Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 160,000,000, divided into classes as follows: (i) 10,000,000 shares of Preferred Stock, $1.00 par value each (hereinafter referred to as "Preferred Stock"), and (ii) 150,000,000 shares of Common Stock, $0.001 par value each (hereinafter referred to as "Common Stock").

                                  ARTICLE THREE

          The number of shares of the Corporation outstanding at the time of such adoption was 30,365,161 shares of common stock, $0.0001 par value each ("Common Stock"), and the number of shares entitled to vote thereon was 30,365,161 shares of Common Stock. There were no shares of preferred stock or any other class or series of capital stock, other than Common Stock, outstanding at the time of such adoption and no shares other than the Common Stock were entitled to vote on such amendment.

                                  ARTICLE FOUR

          The number of shares of Common Stock voted for such amendment was 25,224,285; and the number of shares of Common Stock voting against such amendment was zero.

                                  ARTICLE FIVE

          This amendment does not provide for a reclassification or exchange of issued shares of the Corporation's capital stock.


DATED:  November 30, 2001


                                            MAXXIM MEDICAL, INC.


                                            By: /s/ Mark S. Sellers
                                                -----------------------------
                                                Name:  Mark S. Sellers
                                                Title:  Chief Financial Officer

                             STATEMENT OF RESOLUTION

                          ESTABLISHING SERIES OF SHARES



          Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof.

          1. The name of the corporation is Maxxim Medical, Inc. (the "CORPORATION").

          2. That pursuant to the authority conferred upon the Board of Directors of the Corporation by Article IV Section 3 the Articles of Incorporation of the Corporation, the Board of Directors on November 30, 2001 adopted the following resolution establishing and designating a series of shares and fixing and determining the preferences, limitations and relative rights thereof:

               "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") by Section 3 of the Articles of Incorporation, the Board of Directors does hereby provide for the issuance of a series of Preferred Stock, $1.00 par value per share ("PREFERRED STOCK"), with a liquidation preference of $1,000.00 per share, of the Corporation, to be designated "Series A Participating Preferred Stock," initially consisting of 725,000 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Participating Preferred Stock are not stated and expressed in the Articles of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein and not defined herein that are defined in the Articles of Incorporation shall be deemed to have the meanings provided therein):

          Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "SERIES A PARTICIPATING PREFERRED STOCK," par value $1.00 per share, with a liquidation preference of $1,000.00 per share (the "LIQUIDATION PREFERENCE"), and the number of shares constituting such series shall be 725,000.

          Section 2. RANK. The Series A Participating Preferred Stock shall, with respect to payment of dividends, redemption payments and rights upon liquidation, dissolution or winding up of the affairs of the Corporation, (x) rank senior and prior to the common stock, par value $.001, of the Corporation ("COMMON STOCK") and to any other class or series of stock of the Corporation that by its terms ranks junior to the Series A Participating Preferred Stock as to payments of dividends, redemption payments or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (collectively, the "SERIES A JUNIOR STOCK"), (y) rank junior to any class or series of stock of the Corporation that by its terms ranks senior as to dividends with respect to the Series

A Participating Preferred Stock and (z) rank on par with any Series A Parity Stock (as defined herein); PROVIDED that any class or series of stock described in the foregoing clauses (y) and (z) shall be issued only in compliance with
Section 4(b).

          Section 3. DIVIDENDS.

          (a) The holders of Series A Participating Preferred Stock shall be entitled to receive on each outstanding share of Series A Participating Preferred Stock cumulative dividends of, but only out of funds that are legally available therefor, the greater of (i) 18% of the Liquidation Preference (as defined herein) per annum (the "SERIES A DIVIDEND RATE") or (ii) subject to the provision for adjustment in the last sentence of this Section 3(a), 100 times (the "MULTIPLIER") any dividend or distribution declared (in the form and amount so declared) on the Common Stock, other than pursuant to a Common Stock Event (as defined herein) for which adjustment is made to the Multiplier, as of the record date fixed for the determination of the holders of the Common Stock entitled to participate in the Common Stock Event, calculated for the period since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the date of the initial issuance of the Series A Participating Preferred Stock (the "ORIGINAL ISSUANCE DATE"). Upon the occurrence of a Common Stock Event, then in each such case the Multiplier in effect prior to such event shall be adjusted by multiplying the Multiplier by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were issued and outstanding immediately prior to such event.

          (b) Dividends shall be payable quarterly on each three-month anniversary of the Original Issuance Date (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"). Dividends (whether payable in cash and/or stock) shall be fully cumulative and shall accrue (whether or not declared) daily, from the first day of the quarterly period at the end of which such dividend may be payable as herein provided, except that with respect to the first quarterly dividend, such dividend will accrue from the Original Issuance Date. Dividends payable pursuant to Section 3(a)(i) on or prior to November 30, 2006 shall be payable in additional shares of Series A Participating Preferred Stock (valued at the Liquidation Preference) ("PIK SHARES"). Dividends payable pursuant to Section 3(a)(i) on November 30, 2006 and thereafter shall be payable in PIK Shares, or at the option of the Corporation, payable in cash provided that such cash payment does not cause a default under the Corporation's material agreements or indentures (including the Credit Agreement among the Corporation, Maxxim Medical Group, Inc. and the other parties thereto, dated as of November 12, 1999, as amended, amended and restated or otherwise modified from time to time, whether or not the Corporation is a party thereto), in respect of money borrowed ("MATERIAL AGREEMENTS").

          (c) The Liquidation Preference shall be adjusted for any stock dividends, combinations, splits, subdivision, recapitalizations, reclassifications or similar events affecting the Series A Participating Preferred Stock.

          (d) So long as any shares of Series A Participating Preferred Stock shall be outstanding, without the prior written consent of the holders of a majority of the then issued and outstanding shares of Series A Participating Preferred Stock, no dividend (other than a stock dividend paid pro rata to the Corporation's stockholders), whether in cash or property, shall be paid or declared, nor shall any other distribution (other than a stock dividend paid pro rata to the Corporation's stockholders) be made, on any Series A Junior Stock.

          (e) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Series A Participating Preferred Stock, solely for the purpose of issuing the PIK Shares, such number of its shares of Series A Participating Preferred Stock as shall from time to time be sufficient to effect issuance of the PIK Shares. If at any time the number of authorized but unissued shares of Series A Participating Preferred Stock shall not be sufficient to effect the issuance of the PIK Shares, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Series A Participating Preferred Stock to such number of shares as shall be sufficient for such purpose.

          Section 4. VOTING RIGHTS.

          (a) Except as provided in Section 4(b), the holders of the Series A Participating Preferred Stock shall not be entitled to any vote in respect of such shares.

          (b) SEPARATE VOTE OF SERIES A PARTICIPATING PREFERRED STOCK. Subject to the rights of any series of Preferred Stock which may hereafter from time to time come into existence, for so long as any shares of the Series A Participating Preferred Stock theretofore issued remain outstanding, in addition to any other vote or consent required herein or by law, the vote of the holders of at least a majority of the then issued and outstanding Series A Participating Preferred Stock shall be necessary for effecting or validating the following actions:

          (i) any amendment, alteration, or repeal of any provision of the Articles of Incorporation (including this Statement of Resolution) or the Bylaws of the Corporation (including any filing of a Statement of Resolution), that alters or changes or adversely affects the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Series A Participating Preferred Stock;

          (ii) reclassification or recapitalization of any outstanding shares of securities of the Corporation into shares having rights, preferences or privileges senior to or on a parity with the Series A Participating Preferred Stock;

          (iii) authorization or issuance of any stock having rights, preferences or privileges senior to or on a parity with the Series A Participating Preferred Stock, or of any other security convertible into or exchangeable for such parity or senior stock, other than the issuance of the PIK Shares contemplated hereby; or

          (iv) increase or decrease the number of authorized shares of Series A Participating Preferred Stock, other than in connection with the issuance of the PIK Shares contemplated hereby.

          Section 5. LIQUIDATION RIGHTS.

          (a) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Series A Junior Stock, subject to the rights of any series of Preferred Stock that may from time to time come into existence and which is expressly senior to the rights of the Series A Participating Preferred Stock, the holders of Series A Participating Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount per share of Series A Participating Preferred Stock equal to the greater of (i) 100% of the Liquidation Preference (as adjusted for any stock dividends, combinations, splits, subdivision, recapitalizations, reclassifications or similar event affecting the Series A Participating Preferred Stock), plus accrued and unpaid dividends, whether or not theretofore declared, for each share of Series A Participating Preferred Stock held by each such holder or (ii) subject to the provision for adjustment in the last sentence of Section 3(a), an amount equal to the Multiplier times any liquidating distribution or payment on the Common Stock, as of the record date fixed for the determination of the holders of the Common Stock entitled to receive such liquidation distribution or payment. If, upon any such liquidation, dissolution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Participating Preferred Stock and any series of Preferred Stock that may from time to time come into existence which does not expressly rank senior to or junior to the rights of the Series A Participating Preferred Stock ("SERIES A PARITY STOCK"), then such assets shall be distributed among the holders of Series A Participating Preferred Stock and Series A Parity Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

          (b) Written notice of any such liquidation, dissolution or winding up of the Corporation within the meaning of this Section 5, which states the payment date and the place where said payments shall be made, shall be given not less than 20 days prior to the payment date stated therein, to the then holders of record of Series A Participating Preferred Stock, such notice to be addressed to each such holder at its address as shown on the stock register of the Corporation.

          Section 6. REDEMPTION.

          (a) Optional Redemption by Holder. Subject to and in compliance with the provisions of this Section 6, (i) at any time on or after November 30, 2011 or (ii) if, upon a Change of Control the Corporation elects to convert the Series A Participating Preferred Stock into shares of Common Stock pursuant to
Section 7, then in the case of clause (i) or (ii), each holder of Series A Participating Preferred Stock may require the Corporation to redeem any or all shares of Series A Participating Preferred Stock held by such holder at a redemption price per share of Series A Participating Preferred Stock equal to 100% of the Liquidation Preference (as adjusted for any stock dividends, combinations, splits, subdivision, recapitalizations, reclassifications or similar event affecting the Series A Participating Preferred Stock) in cash, together with accrued and unpaid dividends thereon, whether or not theretofore declared, up to but not including the redemption date; provided that such redemption shall not be required (x) unless such redemption is permitted under the terms of the Material Agreements and (y) except to the extent the Corporation shall have funds legally available to redeem shares of Series A Participating Preferred Stock.

          (b) OPTIONAL REDEMPTION BY THE CORPORATION. To the extent the Corporation shall have funds legally available for such payment, at any time on or after November 30, 2016, the Corporation may redeem any or all outstanding shares of Series A Participating Preferred Stock at a redemption price per share of Series A Participating Preferred Stock equal to 100% of the Liquidation Preference (as adjusted for any stock dividends, combinations, splits, subdivision, recapitalizations, reclassifications or similar event affecting the Series A Participating Preferred Stock) in cash, together with accrued and unpaid dividends thereon, whether or not theretofore declared, up to but not including such redemption date.

          (c) PROCEDURES FOR REDEMPTION.

          (i) If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares shall be redeemed on a pro rata basis (according to the number of shares of other Series A Participating Preferred Stock held by each holder) or in such manner as the Board of Directors may determine, as may be prescribed by resolution of the Board of Directors.

          (ii) In the event of a redemption of shares of Series A Participating Preferred Stock pursuant to Section 6(b), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 15 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as appears on the stock register of the Corporation (subject to the right of such holder to exercise such holder's conversion rights pursuant to Section 7 hereof prior to the effectiveness of such redemption); provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series A Participating Preferred Stock to be redeemed, except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Participating Preferred Stock that are subject to redemption from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

          (iii) Each holder of Series A Participating Preferred Stock who who desires to redeem shares of Series A Participating Preferred Stock pursuant to

     Section 6(a) shall give written notice to the Corporation, provided that if such redemption is pursuant to Section 6(a)(ii) such notice must be given within 5 business days of the Corporation's notice referred to in Section
     7. Such notice shall state such holder's intention to require the Corporation to redeem such holder's Series A Participating Preferred Stock and set forth the number of shares of Series A Participating Preferred Stock to be redeemed.

          (iv) If a notice of redemption has been given pursuant to Section 6(c)(ii) and if, on or before the redemption date, the funds necessary for such redemption (including all dividends on the shares of Series A Participating Preferred Stock to be redeemed that will accrue to but not including the redemption date) shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then on the redemption date, notwithstanding that any certificates for such shares have not been surrendered for cancellation, (i) dividends shall cease to accrue on the shares of Series A Participating Preferred Stock to be redeemed, (ii) the holders of such shares shall cease to be stockholders with respect to those shares, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the right to receive Common Stock upon the exercise of conversion rights prior to the redemption date as provided in
     Section 7 and the right to receive the monies payable upon such redemption, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and (iii) the shares evidenced thereby shall no longer be outstanding. Any interest accrued on funds so deposited shall belong to the Corporation and be paid thereto from time to time.

          (v) Upon surrender in accordance with the Corporation's notice of redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          Section 7. Conversion Rights. The holders of the Series A Participating Preferred Stock and the Corporation shall have the following rights with respect to the conversion of the Series A Participating Preferred Stock into shares of Common Stock:

          (a) Conversion upon the Option of Holder.

          (i) Subject to and in compliance with the provisions of this Section 7, at any time on or after the Original Issuance Date, any shares of Series A Participating Preferred Stock may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Participating Preferred

     Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series A Preferred Conversion Rate then in effect (determined as provided in subsection (c) below) by the number of shares of Series A Participating Preferred Stock being converted.

          (ii) Each holder of Series A Participating Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 7 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Participating Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Participating Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Participating Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (b) CONVERSION UPON THE OPTION OF THE CORPORATION.

          (i) Subject to and in compliance with the provisions of this Section 7, (A) in connection with a "CHANGE OF CONTROL" (as defined in the Indenture, dated as of November 12, 1999, between the Corporation and Wilmington Trust Company) or (B) in the event of an underwritten initial public offering or public offerings (on a cumulative basis) of shares of Common Stock of the Corporation pursuant to a registration statement or registration statements under the Securities Act of 1933, as amended, with aggregate proceeds to the Corporation of at least $50.0 million, in the case of clause (A) or (B), at the option of the Corporation, the Corporation may convert all, and not less than all, outstanding shares of Series A Participating Preferred Stock into fully paid and nonassessable shares of Common Stock; PROVIDED that (x) the current market price per share of the Common Stock (as defined in the Warrant Agreement among the Corporation and the other parties thereto, dated as of November 30, 2001) on the date of the Change of Control, or the per share offering price of the Common Stock on the date of the applicable public offering, is greater than the Series A Preferred Conversion Price, as adjusted pursuant to this
     Section 7 or, in the case of clause (A), (y) the Corporation shall have funds legally available to redeem all, and not less than all, outstanding shares of Series A Participating Preferred Stock. To exercise such conversion right, the Corporation shall set a date within 10 days of the Change of Control or the applicable public offering (or if the Corporation elects, effective immediately prior to or upon the Change of Control or applicable public offering) on which all shares of Series A Participating Preferred Stock shall be so converted (the "CONVERSION DATE"). The number of shares of Common Stock to which a holder of Series A Participating

     Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series A Preferred Conversion Rate then in effect (determined as provided in subsection (c) below) by the number of shares of Series A Participating Preferred Stock being converted.

          (ii) The Corporation shall give notice of such conversion by first class mail, postage prepaid, mailed not less than 10 days (or such shorter period as approved by the holders of a majority of then issued and outstanding shares of Series A Participating Preferred Stock) nor more than 60 days prior to the Conversion Date, to each holder of record of the shares to be converted at such holder's address as appears on the stock register of the Corporation; PROVIDED that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the conversion of any share of Series A Participating Preferred Stock to be converted, except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Conversion Date; (ii) the number of shares of Series A Participating Preferred Stock that are subject to conversion from such holder; (iii) the Series A Conversion Rate; (iv) the place or places where certificates for such shares are to be surrendered for certificates of Common Stock; and (v) that dividends on the shares to be converted will cease to accrue on the Conversion Date.

          (iii) If a notice of conversion has been given pursuant to Section 7(b)(ii) and if, on or before the Conversion Date, the shares of Common Stock necessary for such conversion (including all dividends on the shares of Series A Participating Preferred Stock to be converted that will accrue to but not including the Conversion Date) shall have been reserved by the Corporation pursuant to Section 7(i), then on the Conversion Date, notwithstanding that any certificates for such shares of Series A Participating Preferred Stock have not been surrendered for cancellation,
     (i) dividends shall cease to accrue on the shares of Series A Participating Preferred Stock, (ii) the holders of Series A Participating Preferred Stock shall cease to be holders of Series A Participating Preferred Stock, shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect thereto, except the right to receive Common Stock upon exercise of the conversion rights provided in this Section 7 and the right to receive the monies payable upon redemption as provided in Section 6 (including subject to the proviso to Section 6(a)) upon surrender (and endorsement, if required by the Corporation) of their certificates, (iii) all shares of Series A Participating Preferred Stock shall no longer be outstanding and (iv) the person entitled to receive the shares of Common Stock issuable upon conversion of such Series A Participating Preferred Stock shall be treated for all purposes as the record holder of such shares of Common Stock on the Conversion Date.

          (iv) Upon such notice of a Change of Control, the holders of Series A Participating Preferred Stock shall surrender the certificates representing such shares at such place or places set forth in the notice of a Change of Control.

     Thereupon, there shall be issued and delivered to such holder promptly at such place and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Participating Preferred Stock surrendered were convertible on the Conversion Date.

          (c) SERIES A PREFERRED CONVERSION RATE. The conversion rate in effect at any time for conversion of the Series A Participating Preferred Stock (the "SERIES A PREFERRED CONVERSION RATE") shall be the quotient obtained by dividing the Series A Liquidation Preference by the "SERIES A PREFERRED CONVERSION PRICE," calculated as provided below.

          (d) SERIES A PREFERRED CONVERSION PRICE. The conversion price for the Series A Participating Preferred Stock shall initially be $10.00 (the "SERIES A PREFERRED CONVERSION PRICE"). Such initial Series A Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 7. All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.

          (e) ADJUSTMENT UPON COMMON STOCK EVENT. Upon the occurrence of a Common Stock Event at any time or from time to time after the Original Issuance Date, the Series A Preferred Conversion Price shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Series A Preferred Conversion Price in effect immediately prior to such Common Stock Event by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Series A Preferred Conversion Price. The Series A Preferred Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. "COMMON STOCK EVENT" shall mean (i) the issuance by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or (iii) a combination or consolidation, by reclassification or otherwise, of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

          (f) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issuance Date, the Common Stock issuable upon the conversion of the Series A Participating Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a Common Stock Event), in any such event each holder of Series A Participating Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A

Participating Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          (g) CERTIFICATE OF ADJUSTMENT. In each case of an adjustment or readjustment of the Series A Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Participating Preferred Stock, if the Series A Participating Preferred Stock is then convertible pursuant to this Section 7, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Participating Preferred Stock at the holder's address as appears on the stock register of the Corporation. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of
(i) the Series A Preferred Conversion Price at the time in effect, (ii) the number of additional shares of Common Stock and (iii) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Participating Preferred Stock.

          (h) NOTICES OF RECORD DATE. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation, the Corporation shall mail to each holder of Series A Participating Preferred Stock at least 10 days prior to the record date specified therein (or such shorter period approved by the holders of a majority of the then issued and outstanding shares of Series A Participating Preferred Stock ) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger or asset transfer is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger or asset transfer.

          (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Participating Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Participating Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Participating Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (j) PAYMENT OF TAXES. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issuance or delivery of shares of Common Stock upon conversion of shares of Series A Participating Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Participating Preferred Stock so converted were registered.

          (k) NO IMPAIRMENT. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Participating Preferred Stock against impairment.

          (l) SATISFACTION OF ACCRUED DIVIDENDS. Except as otherwise expressly provided, upon the conversion of any shares of Series A Participating Preferred Stock into Common Stock as provided herein, the holders thereof shall be entitled to receive a payment (in cash, PROVIDED that such cash payment does not cause a default under any Material Agreement, or PIK Shares) in satisfaction of all accrued but unpaid dividends, whether or not theretofore declared.

          Section 8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case, unless the Corporation elects to convert the Series A Participating Preferred Stock into shares of Common Stock in connection with a Change of Control pursuant to
Section 7, each share of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment in the last sentence of Section 3(a), equal to the Multiplier times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged; provided that if such other stock or securities, cash and/or other property has a value per share of Common Stock on the date of such consolidation, merger, combination or other transaction less than the Series A Preferred Conversion Price, as adjusted pursuant to Section 7, or the Corporation does not elect to convert the Series A Participating Preferred Stock into shares of Common Stock in connection with a Change of Control pursuant to Section 7, then in any such case, the Series A Participating Preferred Stock shall not be exchanged or changed and satisfactory provision shall be made under Section 7(f).

          Section 9. WAIVER. Any rights of the holders of Series A Participating Preferred Stock set forth herein may be waived by the affirmative vote or consent of the holders of a majority of the then issued and outstanding shares of Series A Participating Preferred Stock then outstanding.

          Section 10. NOTICES. Any notice required by the provisions of this Statement of Resolution shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) 5 days after having been sent by first class mail, postage prepaid, or (iv) 1 day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the stock register of the Corporation.

          Section 11. LIMITATION ON REISSUANCE OF SHARES. No share of shares of Series A Participating Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation is authorized to issue.

          3. The resolutions set forth above were duly adopted by all necessary action on the part of the Corporation.

DATED:   November 30, 2001



                                         MAXXIM MEDICAL, INC.


                                         By: /s/ Mark S. Sellers
                                             -----------------------------------
                                             Name:    Mark S. Sellers
                                             Title:   Chief Financial Officer